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                                                                      Exhibit 11

                ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                         THREE MONTHS ENDED    NINE MONTHS ENDED
                                                                           SEPTEMBER 30,         SEPTEMBER 30,
                                                                        --------------------  --------------------
                                                                          1996       1995       1996       1995
                                                                        ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)           (UNAUDITED)
Net Income............................................................  $  15,946  $  10,463  $  43,409  $  28,817
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Weighted Average Number Of Shares Outstanding:
  Primary:
    Common stock......................................................     59,134     56,981     58,553     56,786
    Common stock equivalents--
      Stock options (A)...............................................      2,178      1,992      2,207      1,935
                                                                        ---------  ---------  ---------  ---------
    Primary shares outstanding........................................     61,312     58,973     60,760     58,721
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Fully Diluted:
    Common stock......................................................     59,134     56,981     58,553     56,786
    Common stock equivalents--
      Stock options (A)...............................................      2,336      2,168      2,503      2,322
                                                                        ---------  ---------  ---------  ---------
    Fully diluted shares outstanding..................................     61,470     59,149     61,056     59,108
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Net Income Per Share:
  Primary.............................................................  $     .26  $     .18  $     .71  $     .49
  Fully diluted.......................................................  $     .26  $     .18  $     .71  $     .49

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(A) The treasury stock method was used to determine the weighted average number of shares of common stock equivalents outstanding during the periods.